EXHIBIT 21.1


                              List of Subsidiaries
                              --------------------


           Subsidiary                 State of Incorporation
           ----------                 ----------------------

 Avamark, Inc.                               New York

 BDG UK Holdings Limited*                    England
 Budget Dental Supplies Ltd.*                England

 C E Seminars, Inc.*                         New York
 Debmar, Inc.                                Arizona

 Dental Express (Supplies)                   England
 Limited*

 Dental Instrument Sales &                   New York
 Service LLC
 Dental Plan, Inc.                            Texas

 Dentisoft, Inc.*                            Delaware
 Florida Doctor Supply, Inc.                 Indiana

 Health and Safety                           Delaware
 Communications, Inc.

 Henry Schein Canada Ltd.                Ontario, Canada
 Henry Schein Dental Supply,                 New York
 Inc.

 Henry Schein - Dentina Gmbh*           Konstanz, Germany
 Henry Schein Espana, S.A.*

 Henry Schein Europe B.V.*               The Netherlands

 Henry Schein Europe, Inc.                   Delaware
 Henry Schein Financial                      Delaware
 Services, Inc.

 Henry Schein France Holdings,               Delaware
 Inc.*
 Henry Schein France S.A.*                Paris, France

 HSI Acquisition, Inc.                       Delaware

 Henry Schein Holland Holding            The Netherlands
 B.V.*
 Henry Schein Van den                    The Netherlands
 Braak,B.V.*

           Subsidiary                 State of Incorporation
           ----------                 ----------------------

 Henry Schein UK Holdings                    England
 Limited*

 HLH Acquisition Corp.                       Delaware
 HSI Michigan Corp.                          Delaware

 Jameson Management Inc.                     Delaware
 JS Pacific LLC                              Delaware

 Kent Dental Limited*                        England

 Mayflower Healthcare Supply,                New York
 Inc.
 Medenta International B.V.*             The Netherlands

 Precision Dental Specialties,               Delaware
 Inc.*
 PRN Medical Inc.                            Indiana

 PW Pharmacal, Inc.                          New York

 Rockford Dental Mfg. Co.*                   Delaware
 SSN Healthcare Supply, Inc.                 New York

 Schein Creative Services, Inc.              New York
 Schein Dental Equipment Corp.               New York

 Schein Europe Marketing B.V.*           The Netherlands

 Schein Rexodent Limited*                    England
 Silverman's Dental Supply                   New York
 Corp.

 South Jersey Medical Supply                 Delaware
 Company Inc.*
 Tri-State Medical Supply Co.,               New York
 Inc.*

 Universal Footcare Holdings                 Delaware
 Corp.

 Universal Footcare Products,                Delaware
 Inc.*
 Zahn Dental Co., Inc.*                   Massachusetts

 Zahn Dental Canada, Inc.*               Ontario, Canada
 Zahn Dental (Florida), Inc.                 Delaware

 Zahn Dental (Illinois), Inc.                Delaware

 Zahn Dental Supplies, Limited*              England

           Subsidiary                 State of Incorporation
           ----------                 ----------------------

 Zahn Holdings, Inc.                         Delaware
__________________
*    Indirect subsidiary of the Company.